[BUCKSLIP]

FOUR CONVENIENT WAYS TO VOTE YOUR PROXY

The enclosed Proxy Statement details important issues affecting your Founders Fund investment. Help us save time and postage costs - savings we pass along to you - by voting online, by telephone, or by fax. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and recorded immediately. You may, of course, also vote by mail.

TO VOTE ONLINE:

1. Read the Proxy Statement and have your proxy card(s) at hand.

2. Go to web site www.proxyvote.com

3. Enter the 12-digit Control Number from your proxy card(s).

4. Follow the simple instructions.

TO VOTE BY TELEPHONE:

1. Read the Proxy Statement and have your proxy card(s) at hand.

2. Call toll-free 1-800-690-6903.

3. Enter the 12-digit Control Number from your proxy card(s).

4. Follow the simple recorded instructions.

TO VOTE BY FAX:

1. Read the Proxy Statement.

2. Simply mark, sign, and date the enclosed proxy card(s).

3. Fax your proxy card(s) to 1-800-773-1885.

TO VOTE BY MAIL:

1. Read the Proxy Statement.

2. Simply mark, sign, and date the enclosed proxy card(s).

3. Mail the proxy card(s) in the postage-paid envelope provided.

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There is no need to mail the proxy card if you are voting by Internet, telephone or fax.

REMEMBER YOUR VOTE COUNTS.  VOTE TODAY!

FOUNDERS FUNDS - GROWTH SPECIALISTS FROM DREYFUS.